Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Year and Three Months Ended December 31, 2013

Annual adjusted operating income increased 27.7%
Annual adjusted diluted EPS up 29.1%
Total 2013 return of capital of $850 million
Total net inflows of $34.4 billion for 2013

Atlanta, January 30, 2014 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the year and three months ended December 31, 2013.

“Invesco continued to provide strong, long-term investment performance to our clients, which contributed to one of our strongest years on record,” said Martin L. Flanagan, president and CEO of Invesco.  “During 2013, we made additional progress against our strategic priorities, continued to expand our global investment capabilities, launched several important new products and further invested in key aspects of our business that will benefit our clients and our business over the long term.  We continue to believe we are in the early stages of achieving the full potential of the organization.  Reflecting further confidence in the fundamentals of our business, we returned $850 million to shareholders during the year.”

	2013		2012		% Change
Adjusted Financial Measures(1,2)
Net revenues	$3,252.0	m	$2,836.0	m	14.7%
Operating income	$1,292.1	m	$1,012.1	m	27.7%
Operating margin	39.7%		35.7%
Net income attributable to common shareholders	$953.3	m	$748.6	m	27.3%
Diluted EPS	$2.13		$1.65		29.1%

U.S. GAAP Financial Measures
Operating revenues(2)	$4,644.6	m	$4,050.4	m	14.7%
Operating income(2)	$1,120.2	m	$842.6	m	32.9%
Operating margin(2)	24.1%		20.8%
Net income attributable to common shareholders	$940.3	m	$677.1	m	38.9%
Diluted EPS	$2.10		$1.49		40.9%

Assets Under Management(2)
Ending AUM	$778.7	bn	$667.4	bn	16.7%
Average AUM	$725.6	bn	$645.3	bn	12.4%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 12 through 16 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 23 for other important disclosures.

(2)
The company has adopted a discontinued operations presentation for the Atlantic Trust Private Wealth Management business ("Atlantic Trust"). Amounts presented represent continuing operations and exclude Atlantic Trust. Prior period amounts have been reclassified to conform with this presentation. The sale of Atlantic Trust was completed on December 31, 2013.

	Q4-13		Q3-13		Q4-13 vs. Q3-13	Q4-12		Q4-13 vs. Q4-12
Adjusted Financial Measures(1, 2)
Net revenues	$857.3	m	$816.4	m	5.0%	$730.6	m	17.3%
Operating income	$347.2	m	$328.1	m	5.8%	$258.2	m	34.5%
Operating margin	40.5%		40.2%			35.3%
Net income attributable to common shareholders	$258.1	m	$246.0	m	4.9%	$189.4	m	36.3%
Diluted EPS	$0.58		$0.55		5.5%	$0.42		38.1%

U.S. GAAP Financial Measures
Operating revenues(2)	$1,225.1	m	$1,171.8	m	4.5%	$1,046.7	m	17.0%
Operating income(2)	$293.3	m	$286.0	m	2.6%	$205.5	m	42.7%
Operating margin(2)	23.9%		24.4%			19.6%
Net income attributable to common shareholders	$287.4	m	$228.1	m	26.0%	$158.7	m	81.1%
Diluted EPS	$0.64		$0.51		25.5%	$0.35		82.9%

Assets Under Management(2)
Ending AUM	$778.7	bn	$745.5	bn	4.5%	$667.4	bn	16.7%
Average AUM	$761.7	bn	$729.4	bn	4.4%	$660.2	bn	15.4%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 12 through 16 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 23 for other important disclosures.

(2)
The company has adopted a discontinued operations presentation for Atlantic Trust. Amounts presented represent continuing operations and exclude Atlantic Trust. Prior period amounts have been reclassified to conform with this presentation. The sale of Atlantic Trust was completed on December 31, 2013.

Assets Under Management

Total assets under management (AUM) at December 31, 2013, were $778.7 billion (September 30, 2013: $745.5 billion), an increase of $33.2 billion during the fourth quarter. Total net inflows were $5.2 billion for the fourth quarter, as detailed below:

	Quarterly			Year-to-date
Summary of net flows (in billions)	Q4-13	Q3-13	Q4-12	2013	2012
Active	$0.3	$4.8	$1.1	$13.1	($0.5)
Passive	0.7	0.2	1.6	8.6	10.9
Long-term net flows	1.0	5.0	2.7	21.7	10.4
Invesco PowerShares QQQ	2.6	0.8	(2.5)	3.7	0.2
Money market	1.6	3.3	0.1	9.0	0.1
Total net flows	$5.2	$9.1	$0.3	$34.4	$10.7

Between October 15, 2013 and December 31, 2013, U.K. equity income AUM experienced net outflows of $4.8 billion.

Net market gains led to a $27.2 billion increase in AUM during the fourth quarter, compared to a $22.4 billion increase in the third quarter 2013. Foreign exchange rate movements led to an $0.8 billion increase in AUM during the fourth quarter, compared to an $8.4 billion increase in the third quarter 2013. Average AUM during the fourth quarter were $761.7 billion, compared to $729.4 billion for the third quarter 2013, an increase of 4.4%. All AUM amounts quoted above exclude the AUM of the discontinued operation. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the the company's Forms 10-K.

U.S. GAAP earnings information reflects the presentation of Atlantic Trust Private Wealth Management ("Atlantic Trust") as a discontinued operation. Non-GAAP earnings information excludes the discontinued operation from both current and prior periods. The sale of Atlantic Trust was completed on December 31, 2013.

Non-GAAP Earnings

This section discusses the company's fourth quarter 2013 non-GAAP financial results, as compared to the third quarter 2013. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 12 through 16 of this release.

Net revenues increased by $40.9 million (5.0%) to $857.3 million in the fourth quarter, from $816.4 million in the third quarter 2013. The change was principally due to increases in investment management fees. Foreign exchange rate changes increased fourth quarter net revenues by $10.4 million when compared to the third quarter 2013.

Investment management fees, as adjusted, increased $44.8 million (4.8%) to $982.8 million in the fourth quarter, from $938.0 million in the third quarter 2013. The increase reflects the higher average AUM. Foreign exchange rate changes increased fourth quarter management fees by $12.9 million when compared to third quarter 2013.

Service and distribution fees, as adjusted, increased $9.4 million (4.3%) to $230.1 million in the fourth quarter, from $220.7 million in the third quarter 2013, also reflecting the higher average AUM. Foreign exchange rate changes increased fourth quarter service and distribution fees by $1.2 million when compared to third quarter 2013.

Performance fees, as adjusted, were $11.1 million in the fourth quarter, compared to $8.5 million in the third quarter 2013. Foreign exchange rate changes increased performance fees by $0.8 million in the fourth quarter when compared to the third quarter 2013.

Other revenues, as adjusted, increased by $0.2 million (0.6%) to $33.3 million in the fourth quarter, compared to $33.1 million in the third quarter 2013. Foreign exchange rate changes increased third quarter other revenues by $0.1 million, when compared to third quarter 2013.

Third-party distribution, service and advisory expenses, as adjusted, increased by $16.1 million (4.2%) to $400.0 million in the fourth quarter from $383.9 million in the third quarter 2013, increasing with higher related retail management fees and service and distribution fees. Foreign exchange rate changes increased the fourth quarter third-party distribution, services and advisory expenses by $4.6 million.

Total operating expenses, as adjusted, increased by $21.8 million (4.5%) to $510.1 million in the fourth quarter, from $488.3 million in the third quarter 2013. Foreign exchange rate changes increased fourth quarter operating expenses, as adjusted, by $5.9 million when compared to the third quarter 2013.

Employee compensation expenses, as adjusted, increased by $4.0 million (1.2%) to $332.3 million in the fourth quarter, from $328.3 million in the third quarter 2013. Foreign exchange rate changes increased fourth quarter employee compensation expenses by $3.5 million when compared to the third quarter 2013.

Marketing expenses, as adjusted, increased by $7.6 million (32.3%) to $31.1 million in the fourth quarter, from $23.5 million in the third quarter 2013. The fourth quarter included $2.0 million of advertising costs related to product launches together with an additional $5.0 million of advertising and other marketing costs in support of the existing business. Foreign exchange rate changes increased fourth quarter marketing expenses by $0.4 million when compared to the third quarter 2013.

Property, office and technology expenses, as adjusted, increased $2.2 million (3.0%) to $74.9 million in the fourth quarter, from $72.7 million in the third quarter 2013. Foreign exchange rate changes increased fourth quarter property, office and technology expenses by $1.0 million when compared to the third quarter 2013.

General and administrative expenses, as adjusted, increased $8.0 million (12.5%) to $71.8 million in the fourth quarter, from $63.8 million in the third quarter 2013. The fourth quarter includes a $4.5 million increase in professional service costs and travel related to product development and fund launches. Other seasonal general and administrative expenses increased in the fourth quarter by $2.5 million when compared to the third quarter 2013. Foreign exchange rate changes increased fourth quarter general and administrative expenses by $1.0 million when compared to the third quarter 2013.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $5.0 million in the fourth quarter, compared to $7.5 million in the third quarter 2013. Other gains and losses, net in the fourth quarter were a gain of $1.7 million compared to a third quarter 2013 gain of $6.5 million. Separately, other income of consolidated sponsored investment products (CSIP) was a gain of $3.5 million in the fourth quarter compared to a third quarter 2013 loss of $0.6 million. Interest expense, as adjusted, increased $5.5 million (56.7%) to $15.2 million in the fourth quarter, from $9.7 million in the third quarter 2013, reflecting the interest expense on the new senior notes issued during the quarter.

The effective tax rate decreased to 25.4% for the fourth quarter, from 26.6% for the third quarter 2013.

U.S. GAAP Earnings

Operating revenues increased 4.5% to $1,225.1 million in the fourth quarter, from $1,171.8 million in the third quarter 2013. Operating expenses increased by 5.2% to $931.8 million in the fourth quarter, from $885.8 million in the third quarter 2013.

On December 31, the company completed the sale of Atlantic Trust to Canadian Imperial Bank of Commerce (CIBC). Net cash proceeds of $137.0 million were received, with an additional estimated $59 million due in the first half of 2014. The operating results and gain on sale of Atlantic Trust have been classified in the income statement as a discontinued operation for all periods presented. Net income of $66.4 million was recorded in the fourth quarter attributable to the discontinued operation, compared to a net loss of $1.4 million in the third quarter 2013. The fourth quarter net income included the gain on sale of $77.5 million, operating income of $26.3 million that includes performance fee revenue, and taxation expense of $37.4 million. The commentary below relates to U.S GAAP earnings from continuing operations.

On December 31, 2013, at the time of creating a new trust company subsidiary to continue operating the company’s institutional trust activities immediately following the disposition of Atlantic Trust, the company made a $31.9 million payment ($19.8 million net of taxation) to a managed investment trust, which resulted in the subsequent termination of an outstanding support agreement. This expense was recorded in other gains/(losses) in the company’s Consolidated Statement of Income during the three months ended December 31, 2013.
Property, office and technology expenses includes a charge of $11.7 million ($7.4 million net of taxation)in the fourth quarter related to the write-off of capitalized IT software development costs.

The effective tax rate on continuing operations declined to 21.9% for the fourth quarter, from 27.1% for the third quarter 2013. The fourth quarter included a 1.4% rate reduction related to the other gains/(losses) and property, office and technology expenses referenced above. The impact of the inclusion of non-controlling interests in consolidated investment products (CIP) reduced our effective tax rate by 3.2 percentage points for the fourth quarter, compared to a reduction of 1.7 percentage points on our effective tax rate for the third quarter.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding CIP, along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 19 and 22, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
$ in millions
Cash and cash equivalents	$1,331.2	$835.5	$1,331.2	$835.5
Investments of CIP	—	—	4,734.7	4,550.6
Total assets(1)	$13,952.6	$12,640.9	$19,270.5	$17,492.4

Long-term debt	1,588.6	1,186.0	1,588.6	1,186.0
Debt of CIP	—	—	4,181.7	3,899.4
Long-term debt / Long-term debt plus CIP debt	$1,588.6	$1,186.0	$5,770.3	$5,085.4

Total liabilities(1)	$5,649.7	$4,448.6	$10,293.2	$8,443.4

Total equity(1)	$8,302.9	$8,192.3	$8,977.3	$9,049.0

Debt/Equity % (1) (2)	19.1%	14.5%	64.3%	56.2%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 19 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total equity for the balance sheet including CIP.

As of December 31, 2013, the company's cash and cash equivalents were $1,331.2 million, with long-term debt of $1,588.6 million. The credit facility balance was zero at December 31, 2013, compared to $788.0 million at September 30, 2013 and $586.5 million at December 31, 2012.

On November 12, 2013, the company completed the issuance of senior notes with aggregate principal amounts of $600.0 million at 4.000% due January 30, 2024 and $400.0 million at 5.375% due November 30, 2043. The proceeds were used, in part, to repay the outstanding balance on the credit facility at that date. Separately on December 17, 2013, the company amended the existing $1.25 billion credit facility to extend its maturity to December 17, 2018.

During the fourth quarter the company repurchased $350.0 million of its common shares on the open market, representing 10.1 million shares at a weighted average share price of $34.64. The company repurchased $470.5 million of its common shares during 2013, representing 13.9 million shares at a weighted average price of $33.74.

Dividends paid in the fourth quarter were $100.5 million bringing total 2013 full-year cash dividends to $379.7 million. Today the company is announcing a fourth-quarter cash dividend of 22.5 cents per share to holders of common shares. The dividend is payable on March 7, 2014, to shareholders of record at the close of business on February 20, 2014, with an ex-dividend date of February 18, 2014.

Headcount

As of December 31, 2013, on a continuing operations basis, the company had 5,932 employees, compared to 5,864 employees as of September 30, 2013.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 30, 2014, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Wednesday, February 12, 2014 at 5:00 p.m. ET by calling 1-866-400-9658 for U.S. and Canadian callers or 1-203-369-0550 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.
# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q4-13	Q3-13	% Change	Q4-12	% Change
Adjusted revenues:
Investment management fees	$982.8	$938.0	4.8%	$836.3	17.5%
Service and distribution fees	230.1	220.7	4.3%	199.5	15.3%
Performance fees	11.1	8.5	30.6%	3.6	208.3%
Other	33.3	33.1	0.6%	27.3	22.0%
Third-party distribution, service and advisory	(400.0)	(383.9)	4.2%	(336.1)	19.0%
Net revenues	857.3	816.4	5.0%	730.6	17.3%
Adjusted operating expenses:
Employee compensation	332.3	328.3	1.2%	320.3	3.7%
Marketing	31.1	23.5	32.3%	23.6	31.8%
Property, office and technology	74.9	72.7	3.0%	68.6	9.2%
General and administrative	71.8	63.8	12.5%	59.9	19.9%
Total adjusted operating expenses	510.1	488.3	4.5%	472.4	8.0%
Adjusted operating income	347.2	328.1	5.8%	258.2	34.5%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	5.0	7.5	(33.3)%	2.8	78.6%
Interest and dividend income	4.0	3.2	25.0%	4.1	(2.4)%
Interest expense	(15.2)	(9.7)	56.7%	(12.7)	19.7%
Other gains and losses, net	1.7	6.5	(73.8)%	(0.4)	N/A
Other income/(loss) of CSIP, net	3.5	(0.6)	N/A	—	N/A
Adjusted income before income taxes	346.2	335.0	3.3%	252.0	37.4%
Adjusted income tax provision	(87.9)	(89.0)	(1.2)%	(62.6)	40.4%
Adjusted net income	258.3	246.0	5.0%	189.4	36.4%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(0.2)	—	N/A	—	N/A
Adjusted net income attributable to common shareholders	$258.1	$246.0	4.9%	$189.4	36.3%

Adjusted diluted EPS	$0.58	$0.55	5.5%	$0.42	38.1%
Average diluted shares outstanding	445.9	448.8	(0.6)%	451.2	(1.2)%

Ending headcount	5,932	5,864	1.2%	5,889	0.7%
Ending AUM (in billions)	$778.7	$745.5	4.5%	$667.4	16.7%
Average AUM (in billions)	$761.7	$729.4	4.4%	$660.2	15.4%

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2013	2012	% Change
Adjusted revenues:
Investment management fees	$3,688.8	$3,210.0	14.9%
Service and distribution fees	872.8	771.6	13.1%
Performance fees	67.2	43.8	53.4%
Other	121.1	110.8	9.3%
Third-party distribution, service and advisory	(1,497.9)	(1,300.2)	15.2%
Net revenues	3,252.0	2,836.0	14.7%
Adjusted operating expenses:
Employee compensation	1,318.1	1,219.5	8.1%
Marketing	102.0	103.3	(1.3)%
Property, office and technology	282.3	262.6	7.5%
General and administrative	257.5	238.5	8.0%
Total adjusted operating expenses	1,959.9	1,823.9	7.5%
Adjusted operating income	1,292.1	1,012.1	27.7%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	20.0	14.6	37.0%
Interest and dividend income	14.5	19.8	(26.8)%
Interest expense	(44.6)	(52.3)	(14.7)%
Other gains and losses, net	7.0	9.8	(28.6)%
Other income/(loss) of CSIP, net	2.9	—	N/A
Adjusted income before income taxes	1,291.9	1,004.0	28.7%
Adjusted income tax provision	(340.8)	(255.4)	33.4%
Adjusted net income	951.1	748.6	27.1%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	2.2	—	N/A
Adjusted net income attributable to common shareholders	$953.3	$748.6	27.3%

Adjusted diluted EPS	$2.13	$1.65	29.1%
Average diluted shares outstanding	448.5	453.8	(1.2)%

Ending headcount	5,932	5,889	0.7%
Ending AUM (in billions)	$778.7	$667.4	16.7%
Average AUM (in billions)	$725.6	$645.3	12.4%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-13	Q3-13	% Change	Q4-12	% Change
Operating revenues:
Investment management fees	$955.1	$914.4	4.5%	$818.2	16.7%
Service and distribution fees	230.1	220.7	4.3%	199.5	15.3%
Performance fees	8.7	5.1	70.6%	2.4	262.5%
Other	31.2	31.6	(1.3)%	26.6	17.3%
Total operating revenues	1,225.1	1,171.8	4.5%	1,046.7	17.0%
Operating expenses:
Employee compensation	333.4	330.3	0.9%	322.0	3.5%
Third-party distribution, service and advisory	396.2	380.9	4.0%	350.0	13.2%
Marketing	30.0	22.6	32.7%	23.1	29.9%
Property, office and technology	85.8	71.9	19.3%	70.1	22.4%
General and administrative	86.4	80.1	7.9%	73.4	17.7%
Transaction and integration	—	—	N/A	2.6	N/A
Total operating expenses	931.8	885.8	5.2%	841.2	10.8%
Operating income	293.3	286.0	2.6%	205.5	42.7%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.2	10.3	(1.0)%	7.9	29.1%
Interest and dividend income	3.3	2.4	37.5%	2.7	22.2%
Interest expense	(15.2)	(9.7)	56.7%	(12.7)	19.7%
Other gains and losses, net	(18.9)	3.4	N/A	(21.0)	(10.0)%
Other income/(loss) of CSIP, net	3.5	(0.6)	N/A	—	N/A
Consolidated investment products (CIP):
Interest income of CIP	42.5	46.5	(8.6)%	52.1	(18.4)%
Interest expense of CIP	(26.5)	(33.5)	(20.9)%	(33.9)	(21.8)%
Other gains/(losses) of CIP, net	46.4	38.2	21.5%	(27.8)	N/A
Income from continuing operations before income taxes	338.6	343.0	(1.3)%	172.8	95.9%
Income tax provision	(74.2)	(92.9)	(20.1)%	(55.6)	33.5%
Income from continuing operations, net of income taxes	264.4	250.1	5.7%	117.2	125.6%
Income/(loss) from discontinued operations, net of taxes	66.4	(1.4)	N/A	10.8	N/A
Net income	330.8	248.7	33.0%	128.0	158.4%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(43.4)	(20.6)	110.7%	30.7	N/A
Net income attributable to common shareholders	$287.4	$228.1	26.0%	$158.7	81.1%
Earnings per share:
---Basic EPS from continuing operations	$0.50	$0.51	(2.0)%	$0.33	51.5%
---Basic EPS from discontinued operations	$0.15	—	N/A	$0.02	N/A
---Total basic	$0.65	$0.51	27.5%	$0.35	85.7%

---Diluted EPS from continuing operations	$0.50	$0.51	(2.0)%	$0.33	51.5%
---Diluted EPS from discontinued operations	$0.15	—	N/A	$0.02	N/A
---Total diluted	$0.64	$0.51	25.5%	$0.35	82.9%

Average shares outstanding:
---basic	445.0	447.9	(0.6)%	449.9	(1.1)%
---diluted	445.9	448.8	(0.6)%	451.2	(1.2)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2013	2012	% Change
Operating revenues:
Investment management fees	$3,599.6	$3,127.8	15.1%
Service and distribution fees	872.8	771.6	13.1%
Performance fees	55.9	41.4	35.0%
Other	116.3	109.6	6.1%
Total operating revenues	4,644.6	4,050.4	14.7%
Operating expenses:
Employee compensation	1,329.3	1,228.0	8.2%
Third-party distribution, service and advisory	1,489.2	1,308.2	13.8%
Marketing	98.6	102.2	(3.5)%
Property, office and technology	292.8	265.1	10.4%
General and administrative	311.3	296.1	5.1%
Transaction and integration	3.2	8.2	(61.0)%
Total operating expenses	3,524.4	3,207.8	9.9%
Operating income	1,120.2	842.6	32.9%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	35.5	29.7	19.5%
Interest and dividend income	10.0	9.8	2.0%
Interest expense	(44.6)	(52.3)	(14.7)%
Other gains and losses, net	2.6	8.3	(68.7)%
Other income/(loss) of CSIP, net	2.9	—	N/A
Consolidated investment products (CIP):
Interest income of CIP	190.0	258.5	(26.5)%
Interest expense of CIP	(123.3)	(168.3)	(26.7)%
Other gains/(losses) of CIP, net	61.9	(97.7)	N/A
Income from continuing operations before income taxes	1,255.2	830.6	51.1%
Income tax provision	(336.9)	(261.4)	28.9%
Income from continuing operations, net of income taxes	918.3	569.2	61.3%
Income/(loss) from discontinued operations, net of taxes	64.5	18.1	256.4%
Net income	982.8	587.3	67.3%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(42.5)	89.8	N/A
Net income attributable to common shareholders	$940.3	$677.1	38.9%
Earnings per share:
---Basic EPS from continuing operations	$1.96	$1.46	34.2%
---Basic EPS from discontinued operations	$0.14	$0.04	250.0%
---Total basic	$2.10	$1.50	40.0%

---Diluted EPS from continuing operations	$1.95	$1.45	34.5%
---Diluted EPS from discontinued operations	$0.14	$0.04	250.0%
---Total diluted	$2.10	$1.49	40.9%

Average shares outstanding:
---basic	447.5	452.3	(1.1)%
---diluted	448.5	453.8	(1.2)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$955.1	$17.7	$—	$—	$—	$5.7	$4.3	$982.8
Service and distribution fees	230.1	—	—	—	—	—	—	230.1
Performance fees	8.7	—	—	—	—	2.4	—	11.1
Other	31.2	2.1	—	—	—	—	—	33.3
Third-party distribution, service and advisory	—	(3.8)	(396.2)	—	—	—	—	(400.0)
Total operating revenues reconciled to net revenues	1,225.1	16.0	(396.2)	—	—	8.1	4.3	857.3
Operating expenses:
Employee compensation	333.4	7.6	—	—	(8.1)	—	(0.6)	332.3
Third-party distribution, service and advisory	396.2	—	(396.2)	—	—	—	—	—
Marketing	30.0	1.1	—	—	—	—	—	31.1
Property, office and technology	85.8	1.0	—	—	—	—	(11.9)	74.9
General and administrative	86.4	1.7	—	(5.8)	—	(10.3)	(0.2)	71.8
Transaction and integration	—	—	—	—	—	—	—	—
Total operating expenses	931.8	11.4	(396.2)	(5.8)	(8.1)	(10.3)	(12.7)	510.1
Operating income reconciled to adjusted operating income	293.3	4.6	—	5.8	8.1	18.4	17.0	347.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.2	(4.3)	—	—	—	(0.9)	—	5.0
Interest and dividend income	3.3	0.9	—	—	(1.0)	0.8	—	4.0
Interest expense	(15.2)	—	—	—	—	—	—	(15.2)
Other gains and losses, net	(18.9)	—	—	—	(10.8)	(0.2)	31.6	1.7
Other income/(loss) of CSIP, net	3.5	—	—	—	—	—	—	3.5
CIP:
Interest income of CIP	42.5	—	—	—	—	(42.5)	—	—
Interest expense of CIP	(26.5)	—	—	—	—	26.5	—	—
Other gains/(losses) of CIP, net	46.4	—	—	—	—	(46.4)	—	—
Income from continuing operations before income taxes	338.6	1.2	—	5.8	(3.7)	(44.3)	48.6	346.2
Income tax provision	(74.2)	(1.2)	—	4.0	1.1	—	(17.6)	(87.9)
Income from continuing operations, net of income taxes	264.4	—	—	9.8	(2.6)	(44.3)	31.0	258.3
Income from discontinued operations, net of taxes	66.4	—	—	(66.4)	—	—	—	—
Net income	330.8	—	—	(56.6)	(2.6)	(44.3)	31.0	258.3
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(43.4)	—	—	—	—	43.2	—	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$287.4	$—	$—	($56.6)	($2.6)	($1.1)	$31.0	$258.1
Operating margin	23.9%				Adjusted operating margin			40.5%
Average diluted shares outstanding	445.9				Average diluted shares outstanding			445.9
Diluted EPS from continuing operations	$0.50					Adjusted diluted EPS		$0.58
Diluted EPS from discontinued operations	$0.15
Diluted EPS	$0.64
See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$914.4	$15.0	$—	$—	$—	$8.6	$—	$938.0
Service and distribution fees	220.7	—	—	—	—	—	—	220.7
Performance fees	5.1	—	—	—	—	3.4	—	8.5
Other	31.6	1.5	—	—	—	—	—	33.1
Third-party distribution, service and advisory	—	(3.0)	(380.9)	—	—	—	—	(383.9)
Total operating revenues reconciled to net revenues	1,171.8	13.5	(380.9)	—	—	12.0	—	816.4
Operating expenses:
Employee compensation	330.3	4.2	—	—	(6.5)	—	0.3	328.3
Third-party distribution, service and advisory	380.9	—	(380.9)	—	—	—	—	—
Marketing	22.6	0.9	—	—	—	—	—	23.5
Property, office and technology	71.9	0.9	—	—	—	—	(0.1)	72.7
General and administrative	80.1	1.2	—	(3.8)	—	(13.0)	(0.7)	63.8
Transaction and integration	—	—	—	—	—	—	—	—
Total operating expenses	885.8	7.2	(380.9)	(3.8)	(6.5)	(13.0)	(0.5)	488.3
Operating income reconciled to adjusted operating income	286.0	6.3	—	3.8	6.5	25.0	0.5	328.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.3	(5.0)	—	—	—	2.2	—	7.5
Interest and dividend income	2.4	0.8	—	—	(1.0)	1.0	—	3.2
Interest expense	(9.7)	—	—	—	—	—	—	(9.7)
Other gains and losses, net	3.4	—	—	—	(9.2)	11.8	0.5	6.5
Other income/(loss) of CSIP, net	(0.6)	—	—	—	—	—	—	(0.6)
CIP:
Interest income of CIP	46.5	—	—	—	—	(46.5)	—	—
Interest expense of CIP	(33.5)	—	—	—	—	33.5	—	—
Other gains/(losses) of CIP, net	38.2	—	—	—	—	(38.2)	—	—
Income from continuing operations before income taxes	343.0	2.1	—	3.8	(3.7)	(11.2)	1.0	335.0
Income tax provision	(92.9)	(2.1)	—	5.0	1.2	—	(0.2)	(89.0)
Income from continuing operations, net of income taxes	250.1	—	—	8.8	(2.5)	(11.2)	0.8	246.0
Loss from discontinued operations, net of taxes	(1.4)	—	—	1.4	—	—	—	—
Net income	248.7	—	—	10.2	(2.5)	(11.2)	0.8	246.0
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(20.6)	—	—	—	—	20.6	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$228.1	$—	$—	$10.2	($2.5)	$9.4	$0.8	$246.0

Operating margin	24.4%				Adjusted operating margin			40.2%

Average diluted shares outstanding	448.8				Average diluted shares outstanding			448.8

Diluted EPS form continuing operations	$0.51					Adjusted diluted EPS		$0.55
Diluted EPS from discontinued operations	—
Diluted EPS	$0.51
See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$818.2	$10.7	$—	$—	$—	$7.4	$—	$836.3
Service and distribution fees	199.5	—	—	—	—	—	—	199.5
Performance fees	2.4	—	—	—	—	1.2	—	3.6
Other	26.6	0.7	—	—	—	—	—	27.3
Third-party distribution, service and advisory	—	(1.4)	(350.0)	—	—	—	15.3	(336.1)
Total operating revenues reconciled to net revenues	1,046.7	10.0	(350.0)	—	—	8.6	15.3	730.6
Operating expenses:
Employee compensation	322.0	3.5	—	—	(3.3)	—	(1.9)	320.3
Third-party distribution, service and advisory	350.0	—	(350.0)	—	—	—	—	—
Marketing	23.1	0.6	—	—	—	—	(0.1)	23.6
Property, office and technology	70.1	0.8	—	—	—	—	(2.3)	68.6
General and administrative	73.4	1.0	—	(3.9)	—	(8.5)	(2.1)	59.9
Transaction and integration	2.6	—	—	(2.6)	—	—	—	—
Total operating expenses	841.2	5.9	(350.0)	(6.5)	(3.3)	(8.5)	(6.4)	472.4
Operating income reconciled to adjusted operating income	205.5	4.1	—	6.5	3.3	17.1	21.7	258.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	7.9	(4.7)	—	—	—	(0.4)	—	2.8
Interest and dividend income	2.7	0.6	—	—	(1.2)	2.0	—	4.1
Interest expense	(12.7)	—	—	—	—	—	—	(12.7)
Other gains and losses, net	(21.0)	—	—	—	(2.3)	—	22.9	(0.4)
CIP:
Interest income of CIP	52.1	—	—	—	—	(52.1)	—	—
Interest expense of CIP	(33.9)	—	—	—	—	33.9	—	—
Other gains/(losses) of CIP, net	(27.8)	—	—	—	—	27.8	—	—
Income from continuing operations before income taxes	172.8	—	—	6.5	(0.2)	28.3	44.6	252.0
Income tax provision	(55.6)	—	—	3.6	—	—	(10.6)	(62.6)
Income from continuing operations, net of income taxes	117.2	—	—	10.1	(0.2)	28.3	34.0	189.4
Income from discontinued operations, net of taxes	10.8	—	—	(10.8)	—	—	—	—
Net income	128.0	—	—	(0.7)	(0.2)	28.3	34.0	189.4
Net (income)/loss attributable to noncontrolling interests in consolidated entities	30.7	—	—	—	—	(30.7)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$158.7	$—	$—	($0.7)	($0.2)	($2.4)	$34.0	$189.4

Operating margin	19.6%				Adjusted operating margin			35.3%

Average diluted shares outstanding	451.2				Average diluted shares outstanding			451.2

Diluted EPS form continuing operations	$0.33				Adjusted diluted EPS			$0.42
Diluted EPS from discontinued operations	$0.02
Diluted EPS	$0.35
See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$3,599.6	$57.9	$—	$—	$—	$27.0	$4.3	$3,688.8
Service and distribution fees	872.8	—	—	—	—	—	—	872.8
Performance fees	55.9	—	—	—	—	11.3	—	67.2
Other	116.3	5.2	—	—	—	(0.4)	—	121.1
Third-party distribution, service and advisory	—	(11.4)	(1,489.2)	—	—	—	2.7	(1,497.9)
Total operating revenues reconciled to net revenues	4,644.6	51.7	(1,489.2)	—	—	37.9	7.0	3,252.0
Operating expenses:
Employee compensation	1,329.3	17.9	—	(2.4)	(25.1)	—	(1.6)	1,318.1
Third-party distribution, service and advisory	1,489.2	—	(1,489.2)	—	—	—	—	—
Marketing	98.6	3.6	—	—	—	—	(0.2)	102.0
Property, office and technology	292.8	3.5	—	—	—	—	(14.0)	282.3
General and administrative	311.3	5.4	—	(17.4)	—	(35.1)	(6.7)	257.5
Transaction and integration	3.2	—	—	(3.2)	—	—	—	—
Total operating expenses	3,524.4	30.4	(1,489.2)	(23.0)	(25.1)	(35.1)	(22.5)	1,959.9
Operating income reconciled to adjusted operating income	1,120.2	21.3	—	23.0	25.1	73.0	29.5	1,292.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	35.5	(18.0)	—	—	—	2.5	—	20.0
Interest and dividend income	10.0	3.0	—	—	(4.0)	5.5	—	14.5
Interest expense	(44.6)	—	—	—	—	—	—	(44.6)
Other gains and losses, net	2.6	—	—	—	(38.5)	11.6	31.3	7.0
Other income/(loss) of CSIP, net	2.9	—	—	—	—	—	—	2.9
CIP:
Interest income of CIP	190.0	—	—	—	—	(190.0)	—	—
Interest expense of CIP	(123.3)	—	—	—	—	123.3	—	—
Other gains/(losses) of CIP, net	61.9	—	—	—	—	(61.9)	—	—
Income from continuing operations before income taxes	1,255.2	6.3	—	23.0	(17.4)	(36.0)	60.8	1,291.9
Income tax provision	(336.9)	(6.3)	—	17.7	4.8	—	(20.1)	(340.8)
Income from continuing operations, net of income taxes	918.3	—	—	40.7	(12.6)	(36.0)	40.7	951.1
Income from discontinued operations, net of taxes	64.5	—	—	(64.5)	—	—	—	—
Net income	982.8	—	—	(23.8)	(12.6)	(36.0)	40.7	951.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(42.5)	—	—	—	—	44.7	—	2.2
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$940.3	$—	$—	($23.8)	($12.6)	$8.7	$40.7	$953.3
Operating margin	24.1%				Adjusted operating margin			39.7%
Average diluted shares outstanding	448.5				Average diluted shares outstanding			448.5
Diluted EPS form continuing operations	$1.95				Adjusted diluted EPS			$2.13
Diluted EPS from discontinued operations	$0.14
Diluted EPS	$2.10
See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$3,127.8	$43.6	$—	$—	$—	$38.6	$—	$3,210.0
Service and distribution fees	771.6	—	—	—	—	—	—	771.6
Performance fees	41.4	—	—	—	—	2.4	—	43.8
Other	109.6	1.2	—	—	—	—	—	110.8
Third-party distribution, service and advisory	—	(7.3)	(1,308.2)	—	—	—	15.3	(1,300.2)
Total operating revenues reconciled to net revenues	4,050.4	37.5	(1,308.2)	—	—	41.0	15.3	2,836.0
Operating expenses:
Employee compensation	1,228.0	11.4	—	—	(14.3)	—	(5.6)	1,219.5
Third-party distribution, service and advisory	1,308.2	—	(1,308.2)	—	—	—	—	—
Marketing	102.2	2.7	—	—	—	—	(1.6)	103.3
Property, office and technology	265.1	3.3	—	—	—	—	(5.8)	262.6
General and administrative	296.1	4.4	—	(23.2)	—	(31.5)	(7.3)	238.5
Transaction and integration	8.2	—	—	(8.2)	—	—	—	—
Total operating expenses	3,207.8	21.8	(1,308.2)	(31.4)	(14.3)	(31.5)	(20.3)	1,823.9
Operating income reconciled to adjusted operating income	842.6	15.7	—	31.4	14.3	72.5	35.6	1,012.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	29.7	(18.1)	—	3.5	—	(0.5)	—	14.6
Interest and dividend income	9.8	2.4	—	—	(4.7)	12.3	—	19.8
Interest expense	(52.3)	—	—	—	—	—	—	(52.3)
Other gains and losses, net	8.3	—	—	(11.8)	(19.7)	8.7	24.3	9.8
CIP:
Interest income of CIP	258.5	—	—	—	—	(258.5)	—	—
Interest expense of CIP	(168.3)	—	—	—	—	168.3	—	—
Other gains/(losses) of CIP, net	(97.7)	—	—	—	—	97.7	—	—
Income from continuing operations before income taxes	830.6	—	—	23.1	(10.1)	100.5	59.9	1,004.0
Income tax provision	(261.4)	—	—	16.9	2.7	—	(13.6)	(255.4)
Income from continuing operations, net of income taxes	569.2	—	—	40.0	(7.4)	100.5	46.3	748.6
Income from discontinued operations, net of taxes	18.1	—	—	(18.1)	—	—	—	—
Net income	587.3	—	—	21.9	(7.4)	100.5	46.3	748.6
Net (income)/loss attributable to noncontrolling interests in consolidated entities	89.8	—	—	—	—	(89.8)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$677.1	$—	$—	$21.9	($7.4)	$10.7	$46.3	$748.6

Operating margin	20.8%				Adjusted operating margin			35.7%

Average diluted shares outstanding	453.8				Average diluted shares outstanding			453.8

Diluted EPS form continuing operations	$1.45				Adjusted diluted EPS			$1.65
Diluted EPS from discontinued operations	$0.04
Diluted EPS	$1.49

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	December 31, 2013	December 31, 2012
ADJUSTED ASSETS
Cash and cash equivalents	$1,331.2	$835.5
Unsettled fund receivables	932.4	550.1
Accounts receivable	504.2	453.8
Investments	895.0	677.3
Assets of consolidated sponsored investment products (CSIP)	108.5	—
Assets held for policyholders	1,416.0	1,153.6
Prepaid assets	101.4	99.9
Other assets	174.7	146.8
Deferred tax asset, net	7.4	38.4
Property and equipment, net	350.8	349.6
Intangible assets, net	1,263.7	1,287.7
Goodwill	6,867.3	7,048.2
Total adjusted assets	$13,952.6	$12,640.9
ADJUSTED LIABILITIES
Accrued compensation and benefits	$676.4	$609.8
Accounts payable and accrued expenses	763.1	635.3
Policyholder payables	1,416.0	1,153.6
Unsettled fund payables	882.0	552.5
Long-term debt	1,588.6	1,186.0
Deferred tax liabilities, net	323.6	311.4
Total adjusted liabilities	5,649.7	4,448.6
ADJUSTED EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,100.8	6,141.0
Treasury shares	(1,700.4)	(1,382.9)
Retained earnings	3,349.4	2,780.1
Accumulated other comprehensive income, net of tax	440.6	551.4
Total adjusted equity attributable to common shareholders	8,288.5	8,187.7
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	14.4	4.6
Total adjusted equity	8,302.9	8,192.3
Total adjusted liabilities and equity	$13,952.6	$12,640.9

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$1,331.2	$835.5
Unsettled fund receivables	932.4	550.1
Accounts receivable	500.8	449.4
Investments	839.7	610.7
Assets of consolidated sponsored investment products (CSIP)	108.5	—
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	583.6	287.8
Accounts receivable of CIP	58.3	84.1
Investments of CIP	4,734.7	4,550.6
Assets held for policyholders	1,416.0	1,153.6
Prepaid assets	101.4	99.9
Other assets	174.7	146.8
Deferred tax asset, net	7.4	38.4
Property and equipment, net	350.8	349.6
Intangible assets, net	1,263.7	1,287.7
Goodwill	6,867.3	7,048.2
Total assets	$19,270.5	$17,492.4
LIABILITIES
Accrued compensation and benefits	$676.4	$609.8
Accounts payable and accrued expenses	763.1	626.4
Liabilities of CIP:
Debt of CIP	4,181.7	3,899.4
Other liabilities of CIP	461.8	104.3
Policyholder payables	1,416.0	1,153.6
Unsettled fund payables	882.0	552.5
Long-term debt	1,588.6	1,186.0
Deferred tax liabilities, net	323.6	311.4
Total liabilities	10,293.2	8,443.4
EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,100.8	6,141.0
Treasury shares	(1,700.4)	(1,382.9)
Retained earnings	3,361.9	2,801.3
Retained earnings appropriated for investors in CIP	104.3	128.8
Accumulated other comprehensive income, net of tax	427.9	530.5
Total equity attributable to common shareholders	8,392.6	8,316.8
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	584.7	732.2
Total equity	8,977.3	9,049.0
Total liabilities and equity	$19,270.5	$17,492.4

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to
U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31, 2013			December 31, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,331.2	$—	$1,331.2	$835.5	$—	$835.5
Unsettled fund receivables	932.4	—	932.4	550.1	—	550.1
Accounts receivable	504.2	(3.4)	500.8	453.8	(4.4)	449.4
Investments	895.0	(55.3)	839.7	677.3	(66.6)	610.7
Assets of CSIP	108.5	—	108.5	—	—	—
Assets of CIP:
Cash and cash equivalents of CIP	—	583.6	583.6	—	287.8	287.8
Accounts receivable of CIP	—	58.3	58.3	—	84.1	84.1
Investments of CIP	—	4,734.7	4,734.7	—	4,550.6	4,550.6
Assets held for policyholders	1,416.0	—	1,416.0	1,153.6	—	1,153.6
Prepaid assets	101.4	—	101.4	99.9	—	99.9
Other assets	174.7	—	174.7	146.8	—	146.8
Deferred tax asset, net	7.4	—	7.4	38.4	—	38.4
Property and equipment, net	350.8	—	350.8	349.6	—	349.6
Intangible assets, net	1,263.7	—	1,263.7	1,287.7	—	1,287.7
Goodwill	6,867.3	—	6,867.3	7,048.2	—	7,048.2
Total assets	$13,952.6	$5,317.9	$19,270.5	$12,640.9	$4,851.5	$17,492.4
LIABILITIES
Accrued compensation and benefits	$676.4	$—	$676.4	$609.8	$—	$609.8
Accounts payable and accrued expenses	763.1	—	763.1	635.3	(8.9)	626.4
Liabilities of CIP:
Debt of CIP	—	4,181.7	4,181.7	—	3,899.4	3,899.4
Other liabilities of CIP	—	461.8	461.8	—	104.3	104.3
Policyholder payables	1,416.0	—	1,416.0	1,153.6	—	1,153.6
Unsettled fund payables	882.0	—	882.0	552.5	—	552.5
Long-term debt	1,588.6	—	1,588.6	1,186.0	—	1,186.0
Deferred tax liabilities, net	323.6	—	323.6	311.4	—	311.4
Total liabilities	5,649.7	4,643.5	10,293.2	4,448.6	3,994.8	8,443.4
EQUITY
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,100.8	—	6,100.8	6,141.0	—	6,141.0
Treasury shares	(1,700.4)	—	(1,700.4)	(1,382.9)	—	(1,382.9)
Retained earnings	3,349.4	12.5	3,361.9	2,780.1	21.2	2,801.3
Retained earnings appropriated for investors in CIP	—	104.3	104.3	—	128.8	128.8
Accumulated other comprehensive income, net of tax	440.6	(12.7)	427.9	551.4	(20.9)	530.5
Total equity attributable to common shareholders	8,288.5	104.1	8,392.6	8,187.7	129.1	8,316.8
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	14.4	570.3	584.7	4.6	727.6	732.2
Total equity	8,302.9	674.4	8,977.3	8,192.3	856.7	9,049.0
Total liabilities and equity	$13,952.6	$5,317.9	$19,270.5	$12,640.9	$4,851.5	$17,492.4

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Year ended December 31,
	2013	2012
Adjusted operating activities:
U.S. GAAP net income	$982.8	$587.3
Consolidated investment product (CIP) net (income)/loss	(36.0)	100.6
Net income adjusted to remove impact of CIP	946.8	687.9
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	88.4	95.0
Share-based compensation expense	133.1	136.4
(Gain)/loss on disposals of business, property and equipment, net	(64.8)	(0.9)
Other gains and losses, net	(48.2)	(17.0)
Call premium on debt extinguishment	—	(23.0)
Equity in earnings of unconsolidated affiliates	(38.0)	(29.3)
Dividends from unconsolidated affiliates	16.5	15.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	(10.1)	—
(Purchase)/sale of trading investments, net	5.4	(7.2)
(Increase)/decrease in receivables	(615.3)	97.4
Increase/(decrease) in payables	650.5	(82.8)
Adjusted net cash provided by/(used in) operating activities	1,064.3	872.1

Adjusted investing activities:
Purchase of property and equipment	(88.2)	(99.3)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(199.3)	(97.8)
Sale of available-for-sale investments	101.6	68.4
Purchase of investments by CSIP	(116.5)	—
Sale of investments by CSIP	66.9	—
Purchase of other investments	(239.3)	(126.4)
Sale of other investments	94.3	83.6
Returns of capital and distributions from unconsolidated partnership investments	38.2	32.0
Acquisition earn out payments	(1.9)	(37.2)
Sale of management contracts	—	16.4
Sale of business	137.0	—
Adjusted net cash provided by/(used in) investing activities	(207.2)	(159.7)

Adjusted financing activities:
Proceeds from exercises of share options	17.9	23.0
Purchases of treasury shares	(470.5)	(265.0)
Dividends paid	(379.7)	(289.0)
Excess tax benefits from share-based compensation	21.6	12.7
Overdraft on unsettled fund account	35.7	—
Capital invested into CSIP	3.9	—
Net borrowings/(repayments) under credit facility	(586.5)	47.5
Net proceeds from issuance of debt	981.5	595.1
Repayments of senior notes	—	(745.7)
Adjusted net cash provided by/(used in) financing activities	(376.1)	(621.4)

Increase /(decrease) in cash and cash equivalents	481.0	91.0
Foreign exchange movement on cash and cash equivalents	14.7	17.1
Cash and cash equivalents, beginning of year	835.5	727.4
Cash and cash equivalents, end of year	$1,331.2	$835.5

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Year ended December 31,
	2013	2012
Operating activities:
Net income	$982.8	$587.3
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	88.4	95.0
Share-based compensation expense	133.1	136.4
(Gain)/loss on disposal of business, property and equipment, net	(64.8)	(0.9)
Other gains and losses, net	(36.4)	(8.3)
Call premium on debt extinguishment	—	(23.0)
Other (gains)/losses of CIP, net	(61.9)	97.7
Equity in earnings of unconsolidated affiliates	(35.5)	(29.7)
Dividends from unconsolidated affiliates	16.5	15.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	(298.9)	(36.2)
(Increase)/decrease in cash held by CSIP	(10.1)	—
(Purchase)/sale of trading investments, net	5.4	(7.2)
(Increase)/decrease in receivables	(593.1)	113.8
Increase/(decrease) in payables	654.7	(121.2)
Net cash provided by/(used in) operating activities	780.2	819.3
Investing activities:
Purchase of property and equipment	(88.2)	(99.3)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(132.3)	(85.9)
Sale of available-for-sale investments	26.9	50.6
Purchase of investments by CIP	(4,465.4)	(3,252.0)
Sale of investments by CIP	4,440.4	3,346.8
Purchase of investments by CSIP	(116.5)	—
Sale of investments by CSIP	66.9	—
Purchase of other investments	(239.1)	(126.0)
Sale of other investments	94.3	83.6
Returns of capital and distributions from unconsolidated partnership investments	38.0	20.0
Acquisition earn-out payments	(1.9)	(37.2)
Sale of management contracts	—	16.4
Sale of business	137.0	—
Net cash provided by/(used in) investing activities	(239.9)	(82.4)
Financing activities:
Proceeds from exercises of share options	17.9	23.0
Purchases of treasury shares	(470.5)	(265.0)
Dividends paid	(379.7)	(289.0)
Excess tax benefits from share-based compensation	21.6	12.7
Overdraft on unsettled fund account	35.7	—
Capital invested into CIP	17.7	20.0
Capital distributed by CIP	(191.5)	(277.0)
Capital invested into CSIP	3.9	—
Net borrowings of debt of CIP	1,365.4	835.2
Net repayments of debt of CIP	(874.8)	(602.7)
Net borrowings/(repayments) under credit facility	(586.5)	47.5
Net proceeds from issuance of senior notes	981.5	595.1
Repayments of senior notes	—	(745.7)
Net cash provided by/(used in) financing activities	(59.3)	(645.9)
Increase/(decrease) in cash and cash equivalents	481.0	91.0
Foreign exchange movement on cash and cash equivalents	14.7	17.1
Cash and cash equivalents, beginning of year	835.5	727.4
Cash and cash equivalents, end of year	$1,331.2	$835.5

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year ended December 31, 2013			Year ended December 31, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$946.8	$36.0	$982.8	$687.9	($100.6)	$587.3
Amortization and depreciation	88.4	—	88.4	95.0	—	95.0
Share-based compensation expense	133.1	—	133.1	136.4	—	136.4
(Gains)/losses on disposals of business, property and equipment, net	(64.8)	—	(64.8)	(0.9)	—	(0.9)
Other gains and losses, net	(48.2)	11.8	(36.4)	(17.0)	8.7	(8.3)
Call premium on debt extinguishment	—	—	—	(23.0)	—	(23.0)
Other (gains)/losses of CIP, net	—	(61.9)	(61.9)	—	97.7	97.7
Equity in earnings of unconsolidated affiliates	(38.0)	2.5	(35.5)	(29.3)	(0.4)	(29.7)
Dividends from unconsolidated affiliates	16.5	—	16.5	15.6	—	15.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	(298.9)	(298.9)	—	(36.2)	(36.2)
(Increase)/decrease in cash held by CSIP	(10.1)	—	(10.1)	—	—	—
(Purchase)/sale of trading investments	5.4	—	5.4	(7.2)	—	(7.2)
(Increase)/decrease in receivables	(615.3)	22.2	(593.1)	97.4	16.4	113.8
Increase/(decrease) in payables	650.5	4.2	654.7	(82.8)	(38.4)	(121.2)
Net cash provided by/(used in) operating activities	1,064.3	(284.1)	780.2	872.1	(52.8)	819.3
Investing activities:
Purchase of property and equipment	(88.2)	—	(88.2)	(99.3)	—	(99.3)
Disposal of property and equipment	—	—	—	0.6	—	0.6
Purchase of available-for-sale investments	(199.3)	67.0	(132.3)	(97.8)	11.9	(85.9)
Sale of available-for-sale investments	101.6	(74.7)	26.9	68.4	(17.8)	50.6
Purchase of investments by CIP	—	(4,465.4)	(4,465.4)	—	(3,252.0)	(3,252.0)
Sale of investments by CIP	—	4,440.4	4,440.4	—	3,346.8	3,346.8
Purchase of investments by CSIP	(116.5)	—	(116.5)	—	—	—
Sale of investments by CSIP	66.9	—	66.9	—	—	—
Purchase of other investments	(239.3)	0.2	(239.1)	(126.4)	0.4	(126.0)
Sale of other investments	94.3	—	94.3	83.6	—	83.6
Returns of capital and distributions from unconsolidated partnership investments	38.2	(0.2)	38.0	32.0	(12.0)	20.0
Acquisition earn-out payments	(1.9)	—	(1.9)	(37.2)	—	(37.2)
Sale of management contracts	—	—	—	16.4	—	16.4
Sale of business	137.0	—	137.0	—	—	—
Net cash provided by/(used in) investing activities	(207.2)	(32.7)	(239.9)	(159.7)	77.3	(82.4)
Financing activities:
Proceeds from exercises of share options	17.9	—	17.9	23.0	—	23.0
Purchases of treasury shares	(470.5)	—	(470.5)	(265.0)	—	(265.0)
Dividends paid	(379.7)	—	(379.7)	(289.0)	—	(289.0)
Excess tax benefits from share-based compensation	21.6	—	21.6	12.7	—	12.7
Overdraft on unsettled fund account	35.7	—	35.7	—	—	—
Capital invested into CIP	—	17.7	17.7	—	20.0	20.0
Capital distributed by CIP	—	(191.5)	(191.5)	—	(277.0)	(277.0)
Capital invested into CSIP	3.9	—	3.9	—	—	—
Net borrowings of debt of CIP	—	1,365.4	1,365.4	—	835.2	835.2
Net (repayments) of debt of CIP	—	(874.8)	(874.8)	—	(602.7)	(602.7)
Net borrowings/(repayments) under credit facility	(586.5)	—	(586.5)	47.5	—	47.5
Net proceeds from issuance of debt	981.5	—	981.5	595.1	—	595.1
Repayments of senior notes	—	—	—	(745.7)	—	(745.7)
Net cash provided by/(used in) financing activities	(376.1)	316.8	(59.3)	(621.4)	(24.5)	(645.9)
Increase/(decrease) in cash and cash equivalents	481.0	—	481.0	91.0	—	91.0
Foreign exchange movement on cash and cash equivalents	14.7	—	14.7	17.1	—	17.1
Cash and cash equivalents, beginning of year	835.5	—	835.5	727.4	—	727.4
Cash and cash equivalents, end of year	$1,331.2	$—	$1,331.2	$835.5	$—	$835.5
See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenue (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), adjusted net income attributable to common shareholders (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), net income (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 12 through 16. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 19 and 22, respectively.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, costs related to legal settlements of pre-acquisition matters, intangible asset amortization, employee severance expenses associated with the cessation of activities related to a previous acquisition, gains and losses related to dispositions, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

	Quarterly			Year-to-date
in millions	Q4-13	Q3-13	Q4-12	2013	2012
Equity in earnings of unconsolidated affiliates	$—	$—	$—	$—	$3.5
Other gains and losses, net	—	—	—	—	(3.5)
Employee compensation	—	—	—	2.4	—
Transaction and integration	—	—	2.6	3.2	8.2
Taxation on transaction and integration	—	—	(1.0)	(1.3)	(3.1)
Intangible amortization	3.8	3.8	3.9	15.4	25.5
Taxation on amortization	(0.4)	(0.4)	(0.4)	(1.5)	(2.6)
Deferred taxation	5.2	5.4	5.0	21.3	20.1
Change in contingent consideration estimates	—	—	—	—	(2.3)
Gain on sale of CLO management contracts	—	—	—	—	(8.3)
Taxation on gain on sale of CLO management contracts	—	—	—	—	2.5
Other acquisition-related items	2.0	—	—	2.0	—
Taxation on other acquisition-related items	(0.8)	—	—	(0.8)	—
(Income)/loss from discontinued operations, net of taxes	(66.4)	1.4	(10.8)	(64.5)	(18.1)
	($56.6)	$10.2	($0.7)	($23.8)	$21.9

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $8.1 million in the fourth quarter (third quarter 2013: $12.0 million; fourth quarter 2012: $8.6 million; 2013: $38.3 million; 2012: $41.0 million). Other revenues of $0.4 million were recorded by the CIPs in 2013 (2012: none). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $1.1 million in net income attributable to common shareholders in the fourth quarter U.S. GAAP earnings (third quarter 2013: $9.4 million decrease; fourth quarter 2012: $2.4 million increase; 2013: $8.7 million decrease; 2012: $10.7 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $8.1 million in the fourth quarter (third quarter 2013: $6.5 million appreciation; fourth quarter 2012: $3.3 million appreciation; 2013: $25.1 million appreciation; 2012: $14.3 million appreciation) with an investment gain, inclusive of interest and dividend income, of $11.8 million in the fourth quarter (third quarter 2013: $10.2 million gain; fourth quarter 2012: $3.5 million gain; 2013: $42.5 million gain; 2012: $24.4 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable tax credit of $1.1 million in the fourth quarter (third quarter 2013: $1.2 million credit; fourth quarter 2012: none; 2013: $4.8 million credit; 2012: $2.7 million credit), result in a net income deduction of $2.6 million for the fourth quarter (third quarter 2013: $2.5 million deduction; fourth quarter 2012: $0.2 million deduction; 2013: $12.6 million deduction; 2012: $7.4 million deduction).

6.	Other reconciling items

	Quarterly			Year-to-date
in millions	Q4-13	Q3-13	Q4-12	2013	2012
European infrastructure initiative (a):
Compensation	$0.6	($0.3)	$1.9	$1.6	$5.6
Third party distribution, service and advisory	—	—	15.3	2.7	15.3
Marketing	—	—	0.1	0.2	1.6
Property, office and technology	0.2	0.1	2.3	2.3	5.8
General and Administrative	0.2	0.7	2.1	6.7	7.3
Taxation	(0.2)	(0.1)	(4.9)	(2.8)	(7.6)
Capitalized software development write-off (b)	11.7	—	—	11.7	—
Taxation on capitalized software development write-off (b)	(4.3)	—	—	(4.3)	—
Foreign exchange hedge amortization (c)	(0.3)	0.5	(0.6)	(0.6)	0.8
Taxation on foreign exchange hedge amortization (c)	0.1	(0.1)	0.1	0.2	(0.2)
Payment to an investment trust (d)	31.9	—	—	31.9	—
Taxation on payment to an investment trust (d)	(12.1)	—	—	(12.1)	—
Investment management fees accrual adjustment (e)	4.3	—	—	4.3	—
Taxation on investment management fees accrual adjustment (e)	(1.1)	—	—	(1.1)	—
Senior notes call premium (f)	—	—	23.5	—	23.5
Taxation on senior notes call premium (f)	—	—	(5.8)	—	(5.8)
	$31.0	$0.8	$34.0	$40.7	$46.3

a.
European infrastructure transformational initiative: The company has outsourced its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information.

b.
Property, office and technology expenses includes a charge of $11.7 million in the fourth quarter and year ended December 31, 2013 related to the write-off of capitalized IT software development costs.

c.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provide coverage through March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period.

d.
On December 31, 2013, at the time of creating a new trust company subsidiary to continue operating the company’s institutional trust activities immediately following the disposition of Atlantic Trust, the company made a $31.9 million payment to a managed investment trust, which resulted in the subsequent termination of an outstanding support agreement. This expense was recorded in other gains/(losses) in the company’s Consolidated Statement of Income during the three months ended December 31, 2013.

e.
During the three months ended December 31, 2013, the company reduced a management fee revenue accrual by $4.3 million to reflect a multi-year true-up. Inclusion of this true-up in the company’s non-GAAP financial information would depress the derived metric of net revenue yield on AUM from continuing operations, an important metric derived from a non-GAAP financial measure which is often contemplated by users of the company’s financial information to evaluate the company with industry peers. The true-up is not indicative of a trend in future net revenue yield on AUM; therefore, it is not included in management’s evaluation of the results of the business. On this basis, the amount is added back to management fees to arrive at net revenues.

f.
Other gains and losses, net included a charge of $23.5 million in the fourth quarter and year ended December 31, 2012 related to the call premiums on the redemption of the $333.5 million principal amount of 5.375% Senior Notes due February 27, 2013 and the $197.1 million principal amount of the 5.375% Senior Notes due December 15, 2014.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by Invesco, nor is Invesco cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

Invesco Ltd.
Quarterly Assets Under Management(f)

(in billions)	Q4-13		Q3-13		% Change	Q4-12
Beginning Assets	$745.5		$705.6		5.7%	$663.0
Long-term inflows	45.8		41.8		9.6%	34.4
Long-term outflows	(44.8)		(36.8)		21.7%	(31.7)
Long-term net flows	1.0		5.0		(80.0)%	2.7
Net flows in Invesco PowerShares QQQ fund	2.6		0.8		225.0%	(2.5)
Net flows in institutional money market funds	1.6		3.3		(51.5)%	0.1
Total net flows	5.2		9.1		(42.9)%	0.3
Market gains and losses/reinvestment	27.2		22.4		21.4%	5.3
Foreign currency translation	0.8		8.4		(90.5)%	(1.2)
Ending Assets	$778.7		$745.5		4.5%	$667.4

Average long-term AUM	$643.5		$616.2		4.4%	$559.0
Average short-term AUM (d)	118.2		113.2		4.4%	101.2
Average AUM	$761.7		$729.4		4.4%	$660.2
Gross revenue yield on AUM(a)	64.7	bps	64.6	bps		63.7	bps
Gross revenue yield on AUM before performance fees(a)	64.3	bps	64.3	bps		63.6	bps
Net revenue yield on AUM(b)	45.0	bps	44.8	bps		44.3	bps
Net revenue yield on AUM before performance fees(b)	44.4	bps	44.3	bps		44.0	bps

(in billions)	Total AUM	Active(e)	Passive(e)
September 30, 2013	$745.5	$615.9	$129.6
Long-term inflows	45.8	37.2	8.6
Long-term outflows	(44.8)	(36.9)	(7.9)
Long-term net flows	1.0	0.3	0.7
Net flows in Invesco PowerShares QQQ fund	2.6	—	2.6
Net flows in institutional money market funds	1.6	1.6	—
Total net flows	5.2	1.9	3.3
Market gains and losses/reinvestment	27.2	20.2	7.0
Foreign currency translation	0.8	1.0	(0.2)
December 31, 2013	$778.7	$639.0	$139.7

Average AUM	$761.7	$627.6	$134.1
Gross revenue yield on AUM(a)	64.7bps	76.0bps	12.3bps
Net revenue yield on AUM(b)	45.0bps	52.0bps	12.3bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2013	$745.5	$492.0	$253.5
Long-term inflows	45.8	35.8	10.0
Long-term outflows	(44.8)	(36.1)	(8.7)
Long-term net flows	1.0	(0.3)	1.3
Net flows in Invesco PowerShares QQQ fund	2.6	2.6	—
Net flows in institutional money market funds	1.6	—	1.6
Total net flows	5.2	2.3	2.9
Market gains and losses/reinvestment	27.2	24.0	3.2
Foreign currency translation	0.8	1.3	(0.5)
December 31, 2013	$778.7	$519.6	$259.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2013	$745.5	$353.2	$172.4	$53.5	$81.1	$85.3
Long-term inflows	45.8	26.2	7.2	3.4	0.8	8.2
Long-term outflows	(44.8)	(24.7)	(8.9)	(4.6)	(0.9)	(5.7)
Long-term net flows	1.0	1.5	(1.7)	(1.2)	(0.1)	2.5
Net flows in Invesco PowerShares QQQ fund	2.6	2.6	—	—	—	—
Net flows in institutional money market funds	1.6	—	—	—	1.6	—
Total net flows	5.2	4.1	(1.7)	(1.2)	1.5	2.5
Market gains and losses/reinvestment	27.2	25.1	0.9	0.8	0.1	0.3
Foreign currency translation	0.8	0.7	0.1	0.2	—	(0.2)
December 31, 2013	$778.7	$383.1	$171.7	$53.3	$82.7	$87.9

Average AUM	$761.7	$368.7	$172.7	$54.1	$79.1	$87.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2013	$745.5	$502.5	$26.4	$113.1	$51.6	$51.9
Long-term inflows	45.8	23.3	0.9	4.2	9.3	8.1
Long-term outflows	(44.8)	(24.5)	(1.1)	(8.4)	(5.9)	(4.9)
Long-term net flows	1.0	(1.2)	(0.2)	(4.2)	3.4	3.2
Net flows in Invesco PowerShares QQQ fund	2.6	2.6	—	—	—	—
Net flows in institutional money market funds	1.6	(1.6)	0.1	(0.3)	3.2	0.2
Total net flows	5.2	(0.2)	(0.1)	(4.5)	6.6	3.4
Market gains and losses/reinvestment	27.2	18.9	1.7	3.8	2.5	0.3
Foreign currency translation	0.8	0.1	(0.9)	2.4	0.2	(1.0)
December 31, 2013	$778.7	$521.3	$27.1	$114.8	$60.9	$54.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f)

(in billions)	December 31, 2013		December 31, 2012		% Change
Beginning Assets	$667.4		$607.3		9.9%
Long-term inflows	179.6		131.9		36.2%
Long-term outflows	(157.9)		(121.5)		30.0%
Long-term net flows	21.7		10.4		108.7%
Net flows in Invesco PowerShares QQQ fund	3.7		0.2		N/A
Net flows in institutional money market funds	9.0		0.1		N/A
Total net flows	34.4		10.7		221.5%
Market gains and losses/reinvestment	78.8		48.3		63.1%
Acquisitions/dispositions, net	—		(1.7)		N/A
Foreign currency translation	(1.9)		2.8		N/A
Ending Assets	$778.7		$667.4		16.7%

Average long-term AUM	$613.7		$543.5		12.9%
Average short-term AUM (d)	111.9		101.8		9.9%
Average AUM	$725.6		$645.3		12.4%
Gross revenue yield on AUM(a)	64.4	bps	63.1	bps
Gross revenue yield on AUM before performance fees(a)	63.6	bps	62.4	bps
Net revenue yield on AUM(b)	44.8	bps	43.9	bps
Net revenue yield on AUM before performance fees(b)	43.9	bps	43.3	bps

(in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2012	$667.4		$553.4		$114.0
Long-term inflows	179.6		137.0		42.6
Long-term outflows	(157.9)		(123.9)		(34.0)
Long-term net flows	21.7		13.1		8.6
Net flows in Invesco PowerShares QQQ fund	3.7		—		3.7
Net flows in institutional money market funds	9.0		9.0		—
Total net flows	34.4		22.1		12.3
Market gains and losses/reinvestment	78.8		64.5		14.3
Foreign currency translation	(1.9)		(1.0)		(0.9)
December 31, 2013	$778.7		$639.0		$139.7

Average AUM	$725.6		$598.9		$126.7
Gross revenue yield on AUM(a)	64.4	bps	75.6	bps	11.6	bps
Net revenue yield on AUM(b)	44.8	bps	51.8	bps	11.6	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2012	$667.4	$425.8	$241.6
Long-term inflows	179.6	145.2	34.4
Long-term outflows	(157.9)	(123.8)	(34.1)
Long-term net flows	21.7	21.4	0.3
Net flows in Invesco PowerShares QQQ fund	3.7	3.7	—
Net flows in institutional money market funds	9.0	—	9.0
Total net flows	34.4	25.1	9.3
Market gains and losses/reinvestment	78.8	68.1	10.7
Foreign currency translation	(1.9)	0.6	(2.5)
December 31, 2013	$778.7	$519.6	$259.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2012	$667.4	$295.6	$171.9	$43.6	$73.3	$83.0
Long-term inflows	179.6	88.5	39.3	19.7	3.7	28.4
Long-term outflows	(157.9)	(81.5)	(37.0)	(13.6)	(3.5)	(22.3)
Long-term net flows	21.7	7.0	2.3	6.1	0.2	6.1
Net flows in Invesco PowerShares QQQ fund	3.7	3.7	—	—	—	—
Net flows in institutional money market funds	9.0	—	—	—	9.0	—
Total net flows	34.4	10.7	2.3	6.1	9.2	6.1
Market gains and losses/reinvestment	78.8	77.4	(2.2)	3.5	0.3	(0.2)
Foreign currency translation	(1.9)	(0.6)	(0.3)	0.1	(0.1)	(1.0)
December 31, 2013	$778.7	$383.1	$171.7	$53.3	$82.7	$87.9

Average AUM	$725.6	$336.0	$173.9	$51.2	$79.4	$85.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$667.4	$452.5	$25.2	$101.9	$38.8	$49.0
Long-term inflows	179.6	104.7	3.8	16.3	32.1	22.7
Long-term outflows	(157.9)	(94.2)	(4.7)	(22.0)	(19.0)	(18.0)
Long-term net flows	21.7	10.5	(0.9)	(5.7)	13.1	4.7
Net flows in Invesco PowerShares QQQ fund	3.7	3.7	—	—	—	—
Net flows in institutional money market funds	9.0	6.0	0.2	(0.2)	3.1	(0.1)
Total net flows	34.4	20.2	(0.7)	(5.9)	16.2	4.6
Market gains and losses/reinvestment	78.8	48.3	4.4	16.3	5.5	4.3
Foreign currency translation	(1.9)	0.3	(1.8)	2.5	0.4	(3.3)
December 31, 2013	$778.7	$521.3	$27.1	$114.8	$60.9	$54.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q4-13		Q3-13		% Change	Q4-12
Beginning Assets	$129.6		$123.7		4.8%	$117.9
Long-term inflows	8.6		8.7		(1.1)%	6.7
Long-term outflows	(7.9)		(8.5)		(7.1)%	(5.1)
Long-term net flows	0.7		0.2		250.0%	1.6
Net flows in Invesco PowerShares QQQ fund	2.6		0.8		225.0%	(2.5)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	3.3		1.0		230.0%	(0.9)
Market gains and losses/reinvestment	7.0		4.9		42.9%	(2.6)
Foreign currency translation	(0.2)		—		N/A	(0.4)
Ending Assets	$139.7		$129.6		7.8%	$114.0

Average long-term AUM	92.4		89.6		3.1%	82.0
Average short-term AUM (d)	41.7		37.1		12.4%	31.6
Average AUM	$134.1		$126.7		5.8%	$113.6
Gross revenue yield on AUM(a)	12.3	bps	11.8	bps		10.0	bps
Gross revenue yield on AUM before performance fees(a)	12.3	bps	11.8	bps		10.0	bps
Net revenue yield on AUM(b)	12.3	bps	11.8	bps		10.0	bps
Net revenue yield on AUM before performance fees(b)	12.3	bps	11.8	bps		10.0	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2013	$129.6	$108.3	$21.3
Long-term inflows	8.6	7.6	1.0
Long-term outflows	(7.9)	(7.1)	(0.8)
Long-term net flows	0.7	0.5	0.2
Net flows in Invesco PowerShares QQQ fund	2.6	2.6	—
Net flows in institutional money market funds	—	—	—
Total net flows	3.3	3.1	0.2
Market gains and losses/reinvestment	7.0	6.8	0.2
Foreign currency translation	(0.2)	—	(0.2)
December 31, 2013	$139.7	$118.2	$21.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
September 30, 2013	$129.6	$74.1	$39.6	$—	$—	$15.9
Long-term inflows	8.6	6.3	1.7	—	—	0.6
Long-term outflows	(7.9)	(4.5)	(1.6)	—	—	(1.8)
Long-term net flows	0.7	1.8	0.1	—	—	(1.2)
Net flows in Invesco PowerShares QQQ fund	2.6	2.6	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	3.3	4.4	0.1	—	—	(1.2)
Market gains and losses/reinvestment	7.0	7.1	(0.2)	—	—	0.1
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
December 31, 2013	$139.7	$85.6	$39.5	$—	$—	$14.6

Average AUM	$134.1	$79.6	$40.0	$—	$—	$14.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2013	$129.6	$125.4	$0.1	$—	$1.4	$2.7
Long-term inflows	8.6	8.4	—	—	0.2	—
Long-term outflows	(7.9)	(7.9)	—	—	—	—
Long-term net flows	0.7	0.5	—	—	0.2	—
Net flows in Invesco PowerShares QQQ fund	2.6	2.6	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	3.3	3.1	—	—	0.2	—
Market gains and losses/reinvestment	7.0	6.7	—	—	0.2	0.1
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
December 31, 2013	$139.7	$135.2	$0.1	$—	$1.8	$2.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	December 31, 2013		December 31, 2012		% Change
Beginning Assets	$114.0		$96.3		18.4%
Long-term inflows	42.6		29.7		43.4%
Long-term outflows	(34.0)		(18.8)		80.9%
Long-term net flows	8.6		10.9		(21.1)%
Net flows in Invesco PowerShares QQQ fund	3.7		0.2		N/A
Net flows in institutional money market funds	—		—		N/A
Total net flows	12.3		11.1		10.8%
Market gains and losses/reinvestment	14.3		7.0		104.3%
Foreign currency translation	(0.9)		(0.4)		125.0%
Ending Assets	$139.7		$114.0		22.5%

Average long-term AUM	90.4		77.4		16.8%
Average short-term AUM (d)	36.3		32.8		10.7%
Average AUM	$126.7		$110.2		15.0%
Gross revenue yield on AUM(a)	11.6	bps	9.3	bps
Gross revenue yield on AUM before performance fees(a)	11.6	bps	9.3	bps
Net revenue yield on AUM(b)	11.6	bps	9.3	bps
Net revenue yield on AUM before performance fees(b)	11.6	bps	9.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2012	$114.0	$91.2	$22.8
Long-term inflows	42.6	36.7	5.9
Long-term outflows	(34.0)	(27.0)	(7.0)
Long-term net flows	8.6	9.7	(1.1)
Net flows in Invesco PowerShares QQQ fund	3.7	3.7	—
Net flows in institutional money market funds	—	—	—
Total net flows	12.3	13.4	(1.1)
Market gains and losses/reinvestment	14.3	13.6	0.7
Foreign currency translation	(0.9)	—	(0.9)
December 31, 2013	$139.7	$118.2	$21.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2012	$114.0	$55.5	$39.0	$—	$—	$19.5
Long-term inflows	42.6	25.4	13.0	—	—	4.2
Long-term outflows	(34.0)	(16.1)	(10.1)	—	—	(7.8)
Long-term net flows	8.6	9.3	2.9	—	—	(3.6)
Net flows in Invesco PowerShares QQQ fund	3.7	3.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	12.3	13.0	2.9	—	—	(3.6)
Market gains and losses/reinvestment	14.3	17.1	(2.4)	—	—	(0.4)
Foreign currency translation	(0.9)	—	—	—	—	(0.9)
December 31, 2013	$139.7	$85.6	$39.5	$—	$—	$14.6

Average AUM	$126.7	$69.1	$41.4	$—	$—	$16.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$114.0	$107.8	$0.1	$—	$1.1	$5.0
Long-term inflows	42.6	41.8	—	—	0.7	0.1
Long-term outflows	(34.0)	(31.5)	—	—	(0.3)	(2.2)
Long-term net flows	8.6	10.3	—	—	0.4	(2.1)
Net flows in Invesco PowerShares QQQ fund	3.7	3.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	12.3	14.0	—	—	0.4	(2.1)
Market gains and losses/reinvestment	14.3	13.4	—	—	0.3	0.6
Foreign currency translation	(0.9)	—	—	—	—	(0.9)
December 31, 2013	$139.7	$135.2	$0.1	$—	$1.8	$2.6

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China were $4.8 billion (third quarter 2013: $4.0 billion; fourth quarter 2012: $2.9 billion). For year to date AUM, our share of the average AUM in the twelve months of 2013 for our JVs in China was $4.0 billion (twelve months of 2012: $3.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 12 through 16 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 12 through 16 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Short-term ending AUM as of December 31, 2013 includes $76.1 billion in institutional money market AUM and $45.7 billion in PowerShares QQQ AUM. Ending retail money market AUM as of December 31, 2013, included in long-term AUM, were $6.6 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    On December 31, 2013, the company completed the sale of Atlantic Trust. AUM presented for periods prior to the close date exclude total AUM of Atlantic Trust of $22.8 billion at September 30, 2013 ($21.7 billion at June 30, 2013; $20.3 billion at December 31, 2012; $20.0 billion at September 30, 2012; $19.0 billion at June 30, 2012; $18.0 billion at December 31, 2011).

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	32%	49%	26%	17%	48%	17%
	U.S. Growth	71%	30%	38%	70%	24%	38%
	U.S. Value	81%	57%	80%	71%	81%	56%
	Sector	77%	72%	97%	19%	23%	53%
	U.K.	98%	99%	86%	96%	98%	11%
	Canadian	100%	100%	73%	96%	72%	56%
	Asian	76%	78%	77%	64%	68%	67%
	Continental European	96%	100%	100%	67%	94%	94%
	Global	72%	91%	61%	85%	85%	69%
	Global Ex U.S. and Emerging Markets	83%	97%	97%	6%	94%	97%
Other
	Alternatives	32%	49%	47%	67%	60%	26%
	Balanced	43%	73%	60%	62%	97%	97%
Fixed Income
	Money Market	52%	58%	58%	96%	96%	96%
	U.S. Fixed Income	60%	87%	81%	72%	95%	84%
	Global Fixed Income	84%	85%	97%	79%	84%	86%
	Stable Value	100%	100%	100%	100%	100%	25%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 61%, 61%, and 57% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 72%, and 68% of total Invesco AUM, respectively, as of 12/31/2013. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Atlantic Trust results are excluded due to its disposition. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.